Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85580 on Form S-3 of our report dated March 2, 2006, relating to the financial statement schedule of Consolidated Natural Gas Company (a wholly-owned subsidiary of Dominion Resources, Inc.), appearing in this Annual Report on Form 10-K/A of Consolidated Natural Gas Company for the year ended December 31, 2005.

/s/    Deloitte & Touche LLP

Richmond, Virginia

March 6, 2006